Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 97 on the Registration Statement (Form N-1A, File No. 333-32575) of Voya Partners, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 27, 2025, with respect to Voya Global Bond Portfolio, Voya International High Dividend Low Volatility Portfolio, VY® American Century Small-Mid Cap Value Portfolio, VY® Baron Growth Portfolio, VY® Columbia Contrarian Core Portfolio, VY® Columbia Small Cap Value II Portfolio, VY® Invesco Comstock Portfolio, VY® Invesco Equity and Income Portfolio, Voya Global Insights Portfolio (formerly VY® Invesco Global Portfolio), VY® JPMorgan Mid Cap Value Portfolio, VY® T. Rowe Price Diversified Mid Cap Growth Portfolio, VY® T. Rowe Price Growth Equity Portfolio, Voya Solution Aggressive Portfolio, Voya Solution Balanced Portfolio, Voya Solution Conservative Portfolio, Voya Solution Income Portfolio, Voya Solution Moderately Aggressive Portfolio, Voya Solution 2025 Portfolio, Voya Solution 2030 Portfolio, Voya Solution 2035 Portfolio, Voya Solution 2040 Portfolio, Voya Solution 2045 Portfolio, Voya Solution 2050 Portfolio, Voya Solution 2055 Portfolio, Voya Solution 2060 Portfolio, Voya Solution 2065 Portfolio, Voya Index Solution Income Portfolio, Voya Index Solution 2025 Portfolio, Voya Index Solution 2030 Portfolio, Voya Index Solution 2035 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2045 Portfolio, Voya Index Solution 2050 Portfolio, Voya Index Solution 2055 Portfolio, Voya Index Solution 2060 Portfolio and Voya Index Solution 2065 Portfolio (the “Portfolios”) (thirty six of the portfolios constituting Voya Partners Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP

Boston, Massachusetts

April 29, 2025